Exhibit 31.1
CERTIFICATIONS
I, Harry Kletter, certify that:

1.	I have reviewed the Form 10-K/A for the year ended December 31, 2012 of Industrial Services of America, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2013	/s/ Harry Kletter
Date	Harry Kletter, Vice-Chairman and Chief Executive Officer